FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler/Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

MIAMI, FL, May 5, 2017 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months ended March 31, 2017.

GAAP Financial Results

First quarter of 2017 revenues were $415.2 million, compared to revenues of $380.8 million in the first quarter of 2016. The Company recorded operating income of $52.9 million in the first quarter of 2017, compared to operating income of $62.2 million in the first quarter of 2016. Net loss attributed to Vector Group Ltd. for the first quarter of 2017 was $4.2 million, or $(0.03) per diluted common share, compared to net income of $19.3 million, or $0.15 per diluted common share, in the first quarter of 2016.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months ended March 31, 2017 and 2016 are included in Tables 2 through 7.
Three months ended March 31, 2017 compared to the three months ended March 31, 2016
First quarter of 2017 Adjusted EBITDA attributed to Vector Group (as described in Table 2 attached hereto) were $61.3 million compared to $69.6 million for the first quarter of 2016.
Adjusted Net Income (as described in Table 3 attached hereto) was $18.4 million or $0.14 per diluted share for the first quarter of 2017 and $18.1 million or $0.14 per diluted share for the first quarter of 2016.
Adjusted Operating Income (as described in Table 4 attached hereto) was $54.1 million for the first quarter of 2017 compared to $65.2 million for the first quarter of 2016.
Tobacco Segment Financial Results
For the first quarter of 2017, the Tobacco segment had revenues of $257.5 million, compared to $221.0 million for the first quarter of 2016. The increase in revenues was primarily due to a 21.0% increase in unit sales volume.
Operating Income from the Tobacco segment was $59.8 million for the first quarter of 2017 compared to $61.5 million for the first quarter of 2016.

Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the first quarter of 2017 and 2016 was $60.5 million and $63.9 million, respectively.
For the first quarter of 2017, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.17 billion units compared to 1.80 billion units for the first quarter of 2016.
Liggett's retail market share increased to approximately 3.75% during the first quarter of 2017. Compared to the first quarter of 2016, Liggett's retail shipments increased 6.2% while the overall industry's retail shipments declined by 2.7%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the first quarter of 2017, the Real Estate segment had revenues of $157.8 million, compared to $159.7 million for the first quarter of 2016. For the first quarter of 2017, the Real Estate segment reported a net income of $7.1 million, compared to net income of $3.0 million for the first quarter of 2016.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment.  For the first quarter of 2017, Douglas Elliman had revenues of $155.5 million, compared to $157.6 million for the first quarter of 2016. For the first quarter of 2017, Douglas Elliman reported net income of $0.1 million, compared to $7.1 million for the first quarter of 2016.
Non-GAAP Financial Measures
For the first quarter of 2017, Real Estate Adjusted EBITDA attributed to the Company (as described in Table 6 attached hereto) were $2.5 million, compared to $7.5 million for the first quarter of 2016.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment. For the first quarter of 2017, Douglas Elliman's Adjusted EBITDA (as described in Table 7 attached hereto) were $1.8 million ($1.2 million attributed to the Company), compared to $9.1 million ($6.4 million attributed to the Company) for the first quarter of 2016.
For the first quarter of 2017, Douglas Elliman achieved closed sales of approximately $5.6 billion, compared to $5.7 billion for the first quarter of 2016.
E-cigarettes Segment Financial Results
For the first quarter of 2017, the E-cigarette segment had a loss of Adjusted EBITDA of $0.1 million compared to a loss of Adjusted EBITDA of $0.2 million for the first quarterof 2016.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA ("the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company's Non-GAAP Financial Measures for the three months ended March 31, 2017 and 2016.

Conference Call to Discuss First Quarter Results

As previously announced, the Company will host a conference call and webcast on Friday, May 5, 2017 at 9:00 AM (ET) to discuss first quarter 2017 results. Investors can access the call by dialing 800-859-8150 and entering 90330388 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on May 5, 2017 through May 19, 2017. To access the replay, dial 877-656-8905 and enter 90330388 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2017	2016
	(Unaudited)
Revenues
Tobacco*	$257,454	$221,015
Real estate	157,754	159,747
E-cigarettes	—	38
Total Revenues	415,208	380,800

Expenses:
Cost of sales:
Tobacco*	175,754	136,738
Real estate	100,169	99,678
E-cigarettes	—	6
Total cost of sales	275,923	236,422

Operating, selling, administrative and general expenses	84,769	79,828
Litigation settlement and judgment expense	1,585	2,350
Restructuring charges	—	41
Operating income	52,931	62,159

Other income (expenses):
Interest expense	(46,221)	(30,720)
Loss on extinguishment of debt	(34,110)	—
Change in fair value of derivatives embedded within convertible debt	8,571	9,694
Equity in earnings (losses) from real estate ventures	11,113	(507)
Equity in losses from investments	(1,061)	(1,671)
Gain on sale of investment securities available for sale	150	567
Impairment of investment securities available for sale	(39)	(4,813)
Other, net	1,659	1,047
(Loss) income before provision for income taxes	(7,007)	35,756
Income tax (benefit) expense	(2,782)	14,363

Net (loss) income	(4,225)	21,393

Net income attributed to non-controlling interest	(2)	(2,055)

Net (loss) income attributed to Vector Group Ltd.	$(4,227)	$19,338

Per basic common share:

Net (loss) income applicable to common share attributed to Vector Group Ltd.	$(0.03)	$0.15

Per diluted common share:

Net (loss) income applicable to common share attributed to Vector Group Ltd.	$(0.03)	$0.15

Dividends declared per share	$0.40	$0.38

* Revenues and cost of sales include federal excise taxes of $109,368 and $90,846, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Net income (loss) attributed to Vector Group Ltd.	$47,562	$(4,227)	$19,338
Interest expense	158,483	46,221	30,720
Income tax expense (benefit)	32,018	(2,782)	14,363
Net income attributed to non-controlling interest	4,086	2	2,055
Depreciation and amortization	22,224	5,029	5,164
EBITDA	$264,373	$44,243	$71,640
Change in fair value of derivatives embedded within convertible debt (a)	(30,587)	(8,571)	(9,694)
Equity in losses from investments (b)	2,144	1,061	1,671
Gain on sale of investment securities available for sale	(2,490)	(150)	(567)
Impairment of investment securities available for sale	607	39	4,813
Equity in (earnings) losses from real estate ventures (c)	(16,820)	(11,113)	507
Loss on extinguishment of debt	34,110	34,110	—
Stock-based compensation expense (d)	10,751	3,006	2,307
Litigation settlement and judgment expense (e)	19,235	1,585	2,350
Impact of MSA settlement (f)	(648)	(895)	—
Restructuring charges	—	—	41
Purchase accounting adjustments (g)	5,143	113	200
Other, net	(5,344)	(1,659)	(1,047)
Adjusted EBITDA	$280,474	$61,769	$72,221
Adjusted EBITDA attributed to non-controlling interest	(8,542)	(485)	(2,639)
Adjusted EBITDA attributed to Vector Group Ltd.	$271,932	$61,284	$69,582

Adjusted EBITDA by Segment
Tobacco	$265,456	$62,901	$66,335
E-cigarettes	(1,287)	(77)	(193)
Real Estate (h)	31,515	2,955	10,156
Corporate and Other	(15,210)	(4,010)	(4,077)
Total	$280,474	$61,769	$72,221

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$265,456	$62,901	$66,335
E-cigarettes	(1,287)	(77)	(193)
Real Estate (i)	22,973	2,470	7,517
Corporate and Other	(15,210)	(4,010)	(4,077)
Total	$271,932	$61,284	$69,582

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents equity in losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $29,349 for the last twelve months ended March 31, 2017 and $1,756 and $9,064 for the three months ended March 31, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $20,717 for the last twelve months ended and $1,240 and $6,398 for the three months ended March 31, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2017	2016

Net (loss) income attributed to Vector Group Ltd.	$(4,227)	$19,338

Change in fair value of derivatives embedded within convertible debt	(8,571)	(9,694)
Non-cash amortization of debt discount on convertible debt	12,053	8,286
Loss on extinguishment of debt	34,110	—
Litigation settlement and judgment expense (a)	1,585	2,350
Impact of interest expense capitalized to real estate ventures, net	(445)	(3,520)
Impact of MSA settlement (b)	(895)	—
Restructuring charges	—	41
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	321	476
Total adjustments	38,158	(2,061)

Tax expense related to adjustments	(15,492)	858

Adjusted Net Income attributed to Vector Group Ltd.	$18,439	$18,135

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.14	$0.14

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Operating income	$223,769	$52,931	$62,159

Litigation settlement and judgment expense (a)	19,235	1,585	2,350
Restructuring expense	—	—	41
Impact of MSA settlement (b)	(648)	(895)	—
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	6,945	455	674
Total adjustments	25,532	1,145	3,065

Adjusted Operating Income (d)	$249,301	$54,076	$65,224

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$236,580	$59,770	$61,483

Litigation settlement and judgment expense (a)	19,235	1,585	2,350
Restructuring expense	—	—	41
Impact of MSA settlement (b)	(648)	(895)	—
Total adjustments	18,587	690	2,391

Tobacco Adjusted Operating Income	$255,167	$60,460	$63,874

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$236,580	$59,770	$61,483

Litigation settlement and judgment expense (a)	19,235	1,585	2,350
Restructuring expense	—	—	41
Impact of MSA settlement (b)	(648)	(895)	—
Total adjustments	18,587	690	2,391

Tobacco Adjusted Operating Income	255,167	60,460	63,874

Depreciation and amortization	10,204	2,420	2,440
Stock-based compensation expense	85	21	21
Total adjustments	10,289	2,441	2,461

Tobacco Adjusted EBITDA	$265,456	$62,901	$66,335

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$17,539	$7,105	$3,043
Interest expense (a)	23	6	3
Income tax expense (a)	11,865	4,953	2,423
Net income attributed to non-controlling interest (a)	4,086	2	2,055
Depreciation and amortization	10,425	2,222	2,282
EBITDA	$43,938	$14,288	$9,806
Loss from non-guarantors other than New Valley LLC	110	46	34
Equity in (earnings) losses from real estate ventures (b)	(16,820)	(11,113)	507
Purchase accounting adjustments (c)	5,143	113	200
Other, net	(908)	(379)	(410)
Adjusted EBITDA	$31,463	$2,955	$10,137
Adjusted EBITDA attributed to non-controlling interest	(8,542)	(485)	(2,639)
Adjusted EBITDA attributed to New Valley LLC	$22,921	$2,470	$7,498

Adjusted EBITDA by Segment
Real Estate (d)	$31,515	$2,955	$10,156
Corporate and Other	(52)	—	(19)
Total (f)	$31,463	$2,955	$10,137

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$22,973	$2,470	$7,517
Corporate and Other	(52)	—	(19)
Total (f)	$22,921	$2,470	$7,498

a.
Amounts are derived from Vector Group Ltd.'s Condensed Consolidated Financial Statements. See Note entitled "Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-Q for the three months ended March 31, 2017.

b.	Represents equity in (earnings) losses recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $29,349 for the last twelve months ended March 31, 2017 and $1,756 and $9,064 for the three months ended March 31, 2017 and 2016, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $20,717 or the last twelve months ended March 31, 2017 and $1,240 and $6,398 for the three months ended March 31, 2017 and 2016, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

f.
New Valley's Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $15,210 for the last twelve months ended and $4,010 and $4,077 for the three months ended March 31, 2017 and 2016, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2017	2017	2016

Net income attributed to Douglas Elliman Realty, LLC	$14,104	$113	$7,077
Income tax expense	908	30	248
Depreciation and amortization	10,036	2,120	2,200
Douglas Elliman Realty, LLC EBITDA	$25,048	$2,263	$9,525
Equity in earnings from real estate ventures (a)	(1,039)	(580)	(603)
Purchase accounting adjustments (b)	5,143	113	200
Other, net	197	(40)	(58)
Douglas Elliman Realty, LLC Adjusted EBITDA	$29,349	$1,756	$9,064
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(8,632)	(516)	(2,666)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$20,717	$1,240	$6,398

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.